UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securitis Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2010

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Effective July 2, 2010, the exclusive agreement between Advanced Environmental Recycling Technologies, Inc. (AERT) and Weyerhaeuser Company for the distribution of AERT manufactured ChoiceDek® decking and accessories to Lowe’s home improvement warehouses throughout the U.S. terminated. BlueLinx Corporation has replaced Weyerhaeuser Company as the exclusive distributor of ChoiceDek® products. Terms of the BlueLinx agreement are similar to those in our previous Weyerhaeuser agreement. On May 14, 2010, AERT issued a press release announcing its agreement with BlueLinx, and on May 18, 2010, AERT filed a Form 8-K disclosing the agreement with BlueLinx.

Sales to Weyerhaeuser were on a bill and hold basis that qualified for revenue recognition pursuant to accounting principles generally accepted in the United States. AERT was required to maintain insurance on the inventory it held for Weyerhaeuser. In conjunction with the execution of the BlueLinx agreement, AERT entered into an agreement with Weyerhaeuser for the assignment of certain trademarks and copyrights by Weyerhaeuser to AERT on May 1, 2013 upon the satisfaction of certain conditions. Until that time, AERT will continue to operate under a trademark and copyright license with Weyerhaeuser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING
TECHNOLOGIES, INC.

By:    /s/     Joe Brooks
Joe Brooks
Chairman and Chief Executive Officer

Date: July 8, 2010